As filed with the Securities and Exchange Commission on April 3 , 201 2

Registration No. 333-177360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FriendFinder Networks Inc.

Interactive Network, Inc.

*and the Subsidiary Guarantors listed on Schedule A hereto

(Exact Name of registrant as specified in its charter)

Nevada	7370	13-3750988
Nevada	7370	42-1745941
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway, Suite 200
Boca Raton, Florida 33487
(561) 912-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc H. Bell
Chief Executive Officer
and President
FriendFinder Networks Inc.
6800 Broken Sound Parkway, Suite 200
Boca Raton, Florida 33487
Telephone: (561) 912-7000
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
Please send a copy of all communications to: Bradley D. Houser Esq. Akerman Senterfitt One Southeast Third Ave., 25th Floor Miami, Florida 33131-1714 Telephone: (305) 374-5600 Fax: (305) 374-5095

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ X ]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Argus Payments Inc.	Delaware	45-2494661
Big Island Technology Group, Inc.	California	20-8009795
Blue Hen Group Inc.	Delaware	45-2539667
Confirm ID, Inc.	California	74-3037020
Danni Ashe, Inc.	California	95-4665271
Fastcupid, Inc.	California	20-2997869
Fierce Wombat Games Inc. (f/k/a Big Ego Games Inc.)	California	27-3532019
Flash Jigo Corp.	Delaware	27-4660821
FriendFinder California Inc.	California	77-0522750
FriendFinder Ventures Inc.	Nevada	27-4663125
FRNK Technology Group	California	94-3277102
General Media Art Holding, Inc.	Delaware	13-4042637
General Media Communications, Inc.	New York	13-3502237
General Media Entertainment, Inc.	New York	13-3592960
Global Alphabet, Inc.	California	77-0527649
GMCI Internet Operations, Inc.	New York	13-4097655
GMI On-Line Ventures, Ltd.	Delaware	13-4097656
Magnolia Blossom Inc.	Delaware	45-2538925
Medley.com Incorporated	California	03-0543594
NAFT News Corporation	California	27-3634385
Penthouse Digital Media Productions Inc.	New York	65-1251056
Penthouse Images Acquisitions, Ltd.	New York	13-3599228
Playtime Gaming Inc.	California	27-3634371
PerfectMatch Inc. (f/k/a Goldenrod Spear Inc.)	Delaware	45-2539020
PMGI Holdings Inc.	Delaware	20-1942663
PPM Technology Group, Inc.	California	20-8009876
Pure Entertainment Telecommunications, Inc.	New York	90-0209626
Sharkfish, Inc.	California	56-2471221
Snapshot Productions, LLC	Texas	46-0477091
Streamray Inc.	Nevada	88-0422716
Streamray Studios Inc.	California	26-4311009
Tan Door Media Inc.	California	26-4311100
Traffic Cat, Inc.	California	56-2471223
Transbloom, Inc.	California	74-3021168
Various, Inc.	California	77-0477762
Video Bliss, Inc.	California	95-4566760
West Coast Facilities Inc.	California	59-3814751
XVHUB Group Inc. (f/k/a Giant Swallowtail Inc.)	Delaware	45-2539401

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-177360) (the “Registration Statement”) of FriendFinder Networks Inc. (the “Company”), Interactive Network, Inc. (“INI”) and the subsidiary guarantors named in Schedule A (collectively, the “Registrants”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on December 19, 2011, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed with the SEC on March 29, 2012 and the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2011. No changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, such prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Prospectus Supplement No. 1
(to Prospectus dated December 19, 2011)

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-177360

Subject to Completion,
dated April 3, 2012

FRIENDFINDER NETWORKS INC.
INTERACTIVE NETWORK, INC.
$235,331,887 14% of Senior Secured Notes due 2013
$10,630,667 14% of Cash Pay Secured Notes due 2013
$344,469,891 11.5% of Convertible Non-Cash Pay Secured Notes due 2014
31,007,466 Shares of Common Stock

Pursuant to the Prospectus, dated December 19, 2011, as modified by this Prospectus Supplement, the selling securityholders may offer and sell from time to time up to an aggregate of (a) $235,331,887 principal amount of the 14% Senior Secured Notes due 2013 (the “Senior Secured Notes”); (b) $10,630,667 principal amount of the 14% Cash Pay Secured Notes due 2013 (the “Cash Pay Notes”); (c) $344,469,891 principal amount of the 11.5% Convertible Non-Cash Pay Secured Notes due 2014, which includes $93,620,766 of notes that may be paid-in-kind in respect of future interest payments, (the “Non-Cash Pay Notes” and, together with the Senior Notes and the Cash Pay Notes, collectively, the “Registrable Notes”); (d) 31,007,466 shares of common stock, consisting of i) 22,696,703 shares of our common stock held outright by various stockholders of FriendFinder Networks Inc. (the “Outstanding Shares”); and ii) 8,310,763 shares of our common stock issuable upon the conversion of all of the Non-Cash Pay Notes into shares of our common stock (the “Note Shares” and together with the Outstanding Shares, the “Registrable Shares”).

We have incorporated by reference into this Prospectus Supplement the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”) and the current reports on Form 8-K that have been filed since December 31, 2011 by FriendFinder Networks Inc. with the SEC (other than any portions thereof deemed furnished and not filed). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Currently, there is no trading market for the Registrable Notes.

Our common stock trades on the NASDAQ Global Market (“NASDAQ”). On March 2 9, 2012 , the last reported sales price of our common stock on the NASDAQ was $ 1. 64 per share.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors,” beginning on page 12 of the Prospectus and page 19 of the Annual Report for more information .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this P rospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2012 .

The information in this prospectus supplement is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we have filed with them. We are incorporating by reference into this Prospectus Supplement the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 29, 2012; and

•	our current reports on Form 8-K filed with the SEC on January 12, 2012, January 25, 2012, and February 15, 2012.

By incorporating by reference our Annual Report on Form 10-K and our current reports on Form 8-K, we can disclose important information to you by referring to those reports, which are considered part of this Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

We will provide each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Prospectus Supplement but not delivered with this Prospectus Supplement upon written or oral request at no cost to the requester. Requests should be directed to: FriendFinder Networks Inc., 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487, Attention: Chief Financial Officer, Telephone No.: (561) 912-7000. The reports and documents that have been incorporated by reference into this Prospectus Supplement also may be accessed through our website at http://www.ffn.co m -Investor Relations-SEC Filings.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This Prospectus Supplement is part of Post- Effective Amendment No. 1 to a Registration Statement on Form S-1 that we filed with the SEC. That Post- Effective Amendment No. 1 to the Registration Statement on Form S-1 contains more information than this Prospectus Supplement regarding us and the securities the selling securityholders are offering pursuant to the Prospectus, including certain exhibits and schedules. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding FriendFinder Networks at http://www.sec.gov.

You should rely only on the information contained in this Prospectus Supplement and the Prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus Supplement and the Prospectus.

EXPERTS

The consolidated financial statements and schedules of FriendFinder Networks Inc. at December 31, 201 1 and 20 10 and for each of the three years in the period ended December 31, 201 1 incorporated by reference in this Prospectus Supplement and Registration Statement have been audited by EisnerAmper LLP, an independent registered public accounting firm as stated in their report , which report i s in reliance upon the authority of such firm as experts in accounting and auditing.

3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

	Amount
Securities and Exchange Commission Registration Fee	$72,923.63	(1)
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Miscellaneous Expenses	15,000
Total	$162,923.63

All amounts are estimates, other than the SEC’s registration fee.

We have paid the SEC Registration Fee and are paying all other net expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any.

(1)	Pursuant to Rule 457(p) of the Securities Act, we offset $58,705.58, which was previously paid in connection with a Registration Statement on Form S-4 filed on August 1, 2011, as amended, and withdrawn on October 17, 2011, against the total amount of the registration fee and simultaneously paid the difference in connection with our filing of the Form S-1 Registration Statement on October 18, 2011. Therefore, no registration fee is necessary for this Post-Effective Amendment to the Registration Statement.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not liable for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

FriendFinder Networks Inc.

Our amended and restated bylaws contain a provision providing for indemnification of our officers and directors. Our amended and restated bylaws further require us to pay advance expenses as incurred by an officer or director in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and certain officers. Under the terms of the indemnification agreements, we are required to indemnify the directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the directors and officers. The indemnification agreements provide limitations on the directors’ and officers’ rights to indemnification in certain circumstances.

In addition, we have obtained directors’ and officers’ insurance that covers our directors and officers for specific liabilities, including for coverage for public securities matters.

Interactive Network, Inc. and FriendFinder Ventures Inc.

The bylaws of Interactive Network, Inc. and the bylaws of FriendFinder Ventures Inc. each provide that the corporation shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and that the corporation is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Streamray Inc.

The bylaws of Streamray Inc. provide for the indemnification of its directors and officers against legal expenses, claims and liabilities, except with respect to an action by or in the right of the corporation. Indemnification pursuant to Streamray Inc.’s bylaws must be authorized in the specific case upon a determination made by (i) the stockholders, (ii) a majority vote of a quorum of directors not party to the relevant action, suit or proceeding, or (iii) under certain specified circumstances, independent legal counsel. No specific provision is made for the advancement of expenses as they are incurred.

Registrants incorporated as corporations in Delaware

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Argus Payments Inc.

The bylaws of Argus Payments Inc. provide that Argus Payments Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Argus Payments Inc. or, while a director or officer of Argus Payments Inc., is or was serving at the request of Argus Payments Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Argus Payments Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Argus Payments Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Blue Hen Group Inc.

The bylaws of Blue Hen Group Inc. provide that Blue Hen Group Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Blue Hen Group Inc. or, while a director or officer of Blue Hen Group Inc., is or was serving at the request of Blue Hen Group Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Blue Hen Group Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Blue Hen Group Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Flash Jigo Corp.

The bylaws of Flash Jigo Corp. provide that Flash Jigo Corp. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Flash Jigo Corp. or, while a director or officer of Flash Jigo Corp., is or was serving at the request of Flash Jigo Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Flash Jigo Corp. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Flash Jigo Corp.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

General Media Art Holding, Inc.

The bylaws of General Media Art Holding, Inc. provide that it shall indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by applicable law.

GMI On-Line Ventures, Ltd.

The bylaws of GMI On-Line Ventures, Ltd. provide that it shall indemnify all persons to the fullest extent permitted, and in the manner provided, by the DGCL.

PerfectMatch Inc. (f/k/a Goldenrod Spear Inc.)

The bylaws of PerfectMatch Inc. provide that PerfectMatch Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of PerfectMatch Inc. or, while a director or officer of PerfectMatch Inc., is or was serving at the request of PerfectMatch Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. PerfectMatch Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. PerfectMatch Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Magnolia Blossom Inc.

The bylaws of Magnolia Blossom Inc. provide that Magnolia Blossom Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Magnolia Blossom Inc. or, while a director or officer of Magnolia Blossom Inc., is or was serving at the request of Magnolia Blossom Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Magnolia Blossom Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Magnolia Blossom Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

PMGI Holdings Inc.

The bylaws of PMGI Holdings Inc. provide that PMGI Holdings Inc. shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and PMGI Holdings Inc. is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

XVHUB Group Inc. (f/k/a Giant Swallowtail Inc.)

The bylaws of XVHUB Group Inc. provide that XVHUB Group Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of XVHUB Group Inc. or, while a director or officer of XVHUB Group Inc., is or was serving at the request of XVHUB Group Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. XVHUB Group Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. XVHUB Group Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Registrants incorporated as a corporation in California

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a California corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person who was or is a party to a proceeding or action acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter described in Section 317(b) or (c) of the CAGCL, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, by written opinion of independent legal counsel if a quorum of disinterested directors is not obtainable, or by approval of the shareholders with the shares owned by persons to be indemnified not being entitled to vote thereon, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.

Pursuant to Section 204 of the CAGCL, a corporation may set forth a provision in its articles of incorporation authorizing the indemnification of agents in excess of that expressly permitted by Section 317 of the CAGCL for such agents’ breach of duty to the corporations and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 204(a) or as to circumstances in which indemnity is expressly prohibited by Section 317 of the CAGCL.

Fierce Wombat Games Inc. (f/k/a Big Ego Games Inc.)

The bylaws of Fierce Wombat Games Inc. provide that Fierce Wombat Games Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Big Island Technology Group, Inc.

The bylaws of Big Island Technology Group, Inc. provide that Big Island Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Confirm ID, Inc.

The bylaws of Confirm ID, Inc. provide that Confirm ID, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Danni Ashe, Inc.

The bylaws of Dannie Ashe, Inc. provide that the corporation shall, to the maximum extent and in the manner permitted in the CAGCL, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. A “director” or an “officer” of the corporation is defined as: (i) any person who is or was a director or officer of the corporation; (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (iii) who was a director or officer of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The expenses incurred in defending any civil or criminal action or proceeding for which indemnification is mandated pursuant to the bylaws shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the bylaws.

Fastcupid, Inc.

The bylaws of Fastcupid, Inc. provide that Fastcupid, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

FriendFinder California Inc.

The bylaws of FriendFinder California Inc. provide that the corporation shall, to the maximum extent and in the manner specified in the CAGCL, indemnify each of its directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGL. The corporation shall also, to the extent and in the manner specified in the CAGL, have the power to indemnify each of its agents (other than directors for whom indemnification is mandatory as described above) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined that the person is not entitled to indemnification under the CAGL. The indemnification provided in the bylaws of the corporation are not deemed to be exclusive of any additional rights to which an agent may be entitled under any law, agreement, vote of shareholders, or disinterested directors.

FRNK Technology Group

The bylaws of FRNK Technology Group provide that FRNK Technology Group shall indemnify the directors and officers of the corporation to the fullest extent not prohibited by the CAGL.

Global Alphabet, Inc.

The bylaws of Global Alphabet, Inc. provide that Global Alphabet, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Medley.com Incorporated

The bylaws of Medley.com Incorporated provide that Medley.com Incorporated has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

NAFT News Corporation

The bylaws of NAFT News Corporation provide that NAFT News Corporation has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Playtime Gaming Inc.

The bylaws of Playtime Gaming Inc. provide that Playtime Gaming Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

PPM Technology Group, Inc.

The bylaws of PPM Technology Group, Inc. provide that PPM Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Sharkfish, Inc.

The bylaws of Sharkfish, Inc. provide that Sharkfish, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Streamray Studios Inc.

The bylaws of Streamray Studios Inc. provide that Streamray Studios Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Tan Door Media Inc.

The bylaws of Tan Door Media Inc. provide that Tan Door Media Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Traffic Cat, Inc.

The bylaws of Traffic Cat, Inc. provide that Traffic Cat, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Transbloom, Inc.

The bylaws of Transbloom, Inc. provide that Transbloom, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Various, Inc.

The bylaws of Various, Inc. provide that Various, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Video Bliss, Inc.

The bylaws of Video Bliss, Inc. provide that Video Bliss, Inc. may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the CAGL.

West Coast Facilities Inc.

The bylaws of West Coast Facilities Inc. provide that the corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceedings, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of the corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

The bylaws further provide that the corporation shall have the power to indemnify any person who was, is, or threatened to be made a party by reason of the fact that that person is or was an agent of the corporation, to any threatened, pending or completed legal action by or under the rights of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of the corporation and its shareholders, and with such care, including reasonably inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

1.	any amount paid with respect to a claim, issue or matter for which the agent has been adjudged liable to the corporation and its shareholders in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending in accordance with statutory requirements;

2.	any amount paid by the agent in settling or otherwise disposing of a threatened or pending lawsuit by the corporation, with or without court approval; and

3.	any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

The bylaws further provide that if an agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred. Unless indemnification is mandatory because of the agent’s successful defense on the merits, the bylaws set forth the manner in which to determine whether indemnification is proper, that is because the agent has met the applicable standard of conduct, and indemnification is authorized by one of the following: (i) majority vote of the board with a quorum of consisting of directors who are not parties to the proceeding; (ii) independent legal counsel in a written opinion if a quorum of directors who are not parties to the proceeding is not available; (iii) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (iv) the court in which the proceeding is or was pending, upon application by the corporation, the agent, the agent’s attorney, or other person rendering services in connection with the defenses, regardless of whether the corporation opposes the application.

The corporation shall also have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGCL.

Registrants incorporated as a corporation in New York

Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722 further provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

General Media Communications, Inc.

The bylaws of General Media Communications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

General Media Entertainment, Inc.

The bylaws of General Media Entertainment, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL or any successor statute, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to, the procedures set forth in the NYBCL or any successor statute.

GMCI Internet Operations, Inc.

The bylaws of GMCI Internet Operations, Inc. provide that the corporation shall advance the expenses of each person to the full extent permitted by the NYBCL.

Penthouse Digital Media Productions Inc.

The bylaws of Penthouse Digital Media Productions Inc. provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the corporation served in any capacity at the request of the corporation) by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation (or served the corporation or such other enterprise in any capacity) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding and expenses incurred by such person in defending or settling such action or proceeding. The corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, is or was an agent or employee (other than a director or officer of the corporation or served another enterprise at the request of the corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board of Directors shall determine.

Penthouse Images Acquisitions, Ltd.

The bylaws of Penthouse Images Acquisitions, Ltd provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Pure Entertainment Telecommunications, Inc.

The bylaws of Pure Entertainment Telecommunications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Registrants organized as a limited liability company in Texas

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to:

•	indemnify a person;

•	pay in advance or reimburse expenses incurred by a person; and

•	purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Snapshot Productions, LLC

The operating agreement of Snapshot Productions, LLC provides that the company shall indemnify, hold harmless, protect and defend each of the members and managers and may indemnify, hold harmless, protect and defend each of the officers, employees and agents, if any, of the company (each, an “Indemnitee”), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability and any amounts expended in settlement of any claim, to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the company or by reason of the fact that such Indemnitee was a member or manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts were committed in bad faith or involved intentional misconduct or knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was legally entitled. The provisions of this section of Snapshot Productions, LLC’s operating agreement shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a member or manager, officer, employee or agent, if applicable, of the company. Any indemnity should be paid out of the company’s assets only.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we sold the following securities which were not registered under the Securities Act of 1933, as amended.

On August 23, 2006, we issued $24,441,056 in principal amount to the holders of the outstanding Subordinated Term Loan Notes to PET Capital Partners LLC to replace the then outstanding Subordinated Term Loan Note of $24,033,160 in the principal amount issued on August 17, 2005 and the Subordinated Term Loan Note of $407,896 issued on October 5, 2005. The notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On August 10, 2006, we issued 504,796 shares of Series A Convertible Preferred Stock, at $11.89 per share for a total of $6.0 million and on August 28, 2006, we issued $5.0 million of our 2006 Notes and warrants to purchase an aggregate of 441,470 shares of common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $0.0002, to fund the acquisition of substantially all of the assets of the debtor estate of Jill Kelly Productions, Inc. and for general corporate purposes. All of these securities were issued to existing security holders and in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. No commissions or underwriting expenses were paid in connection with the transaction.

On October 5, 2006, we issued $3,177,337 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 25, 2006, we issued $916,420 of Subordinated Term Loan Notes to PET Capital Partners LLC. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

Also in October 2006, in connection with the purchase of Video Bliss, Inc., Danni Ashe, Inc. and Snapshot Productions LLC, we issued 100,960 shares of common stock to the seller at the closing. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2007, we issued $3,702,907 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In December 2007, we issued 8,444,853 shares of Series B Convertible Preferred Stock, at $0.59208 per share for a total of $5.0 million to Messrs. Staton and Bell, Florescue Family Corporation and an existing stockholder. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

In December 2007, we issued $1,838,141 in principal amount of 2005 Notes in lieu of cash interest due under the provisions of the 2005 Notes. We also issued $862,152 in principal amount of 2005 Notes and $137,848 in principal amount of 2006 Notes pro rata to the holders of such notes in consideration for their waivers of certain defaults and consents to the incurrence of additional debt in connection with our acquisition of Various, Inc.

Additionally, we issued warrants to purchase a total of 2,250,994 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $0.0002 per share, to 15 holders of our Series A Convertible Preferred Stock, warrants, 2006 Notes and 2005 Notes in lieu of the application of the conversion price adjustment provided for in the certificate of designation of the Series A Convertible Preferred Stock and the anti-dilution provisions in the warrants triggered by the issuance of the Series B Convertible Preferred Stock, as well as in consideration for their waivers of certain events of default under such notes. These notes and warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with these transactions.

In December 2007, INI issued $257.3 million in principal amount of Senior Secured Notes due 2011 with detachable warrants to purchase an aggregate of 4,210,621 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at a purchase price of $0.0002 per share to 15 accredited investors. The proceeds from the sale of these notes were used to pay part of the purchase price for the stock of Various, Inc. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. No commissions or underwriting expenses were paid in connection with these transactions.

INI also issued $80.0 million in principal amount of Second Lien Subordinated Secured Notes with detachable warrants to purchase 1,187,980 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at a purchase price of $0.0002 per share and $170.0 million in principal amount of Subordinated Convertible Notes in payment of the balance of the purchase price for the stock of Various, Inc. These securities were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

On June 30, 2008 we issued $5,808,333 in principal amount of Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes in lieu of payment of cash interest under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2008 we issued $4,190,903 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2008, INI issued additional Subordinated Convertible Notes in the amount of $1.1 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2009, we issued warrants to purchase a total of 12,631 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $6.20 per share, to certain holders of our warrants pursuant to an anti-dilution provision in the warrants triggered by the issuance of warrants in connection with the acquisition of Various, Inc. These warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2009 we issued $4,735,721 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,646,574 in aggregate principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in satisfaction of a waiver fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,534,984 in aggregate principal amount of 2005 Notes to the holders of the outstanding 2005 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $246,227 in aggregate principal amount of 2006 Notes to the holders of the outstanding 2006 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued amended and restated Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes with an aggregate principal amount of $171,154,997 in satisfaction of the release of an indemnity claim on that portion of the notes. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2009, INI issued Subordinated Convertible Notes in the amount of $5,134,650 as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2010, INI issued Subordinated Convertible Notes in the amount of $5.2 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 27, 2010, the Company issued new debt to repay our then existing debt. The New First Lien Notes, with an outstanding principal amount of $167.1 million as of September 30, 2010, the Second Lien Subordinated Secured Notes, with an outstanding principal amount of $80.0 million as of September 30, 2010 and $42.8 million principal amount of Senior Secured Notes were exchanged for, or redeemed with proceeds of, $305.0 million principal amount of the New First Lien Notes. Accrued interest on the First Lien Notes, Second Lien Notes and Senior Secured Notes was paid in cash at closing. The remaining $13.5 million principal amount as of September 30, 2010 of Senior Secured Notes were exchanged for $13.8 million of the Cash Pay Second Lien Notes. The Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180.2 million and $42.8 million respectively, as of September 30, 2010, were exchanged for $232.5 million of the Non-Cash Pay Second Lien Notes. The principal amount of the Non-Cash Pay Second Lien Notes included accrued interest on the exchanged debt instruments.

On December 31, 2010, the Company issued Non-Cash Pay Second Lien Notes in the amount of $4.8 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2011, the Company issued Non-Cash Pay Second Lien Notes in the amount of $13.6 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In July 2011, in connection with our acquisition of substantially all of the assets of PerfectMatch.com from Matrima, Inc. we issued the shareholders 126,295 shares of our common stock. These shares of common stock were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In September 2011, in connection with our acquisition of BDM Global Ventures Ltd. we issued to the shareholders of BDM, 1,555,555 shares of our common stock and 6,436,851 warrants to purchase shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021. These shares of common stock and warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits Required by Item 601 of Regulation S-K.

Exhibit Number	Description
2. 1
Agreement and Plan of Merger, dated as of September 7, 2011, by and among FriendFinder Networks Inc., JGC Holdings Limited, BDM Global Ventures Limited, Global Investment Ventures LLC and Anthony R. Bobulinski(2)

3. 1	Amended and Restated Articles of Incorporation of FriendFinder Networks Inc., which became effective on January 25, 2010(1)
3. 2	Amended and Restated Bylaws of FriendFinder Networks Inc.(4)
4.1	Specimen of Common Stock Certificate(1)
4.13	Registration Rights Agreement dated December 6, 2007 (Warrants)(1)
4.14	Amendment to Registration Rights Agreement (Warrants) dated October 8, 2009(1)
4.20	Intercreditor and Subordination Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.21	Second Lien Intercreditor Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.35	Form of 14% Senior Secured Note, Series A, Due 2013 (filed with Exhibit 4.66)
4.36	Form of 14% Senior Secured Note, Series B, Due 2013 (filed with Exhibit 4.66)
4.37	Form of Cash Pay Secured Note, Series A, Due 2013 (filed with Exhibit 4.68)
4.38	Form of Cash Pay Secured Note, Series B, Due 2013 (filed with Exhibit 4.68)
4.39	Agreement re: Limitation on Ability to Acquire Common Stock by and between FriendFinder Networks Inc. and Beach Point Capital Management LP dated October 8, 2009(1)
4.40	Form of Amendment to Warrants executed in connection with Agreement re: Limitation on Ability to Acquire Common Stock(1)
4.65
Binding Term Sheet by and among FriendFinder Networks Inc., Interactive Network, Inc., Andrew B. Conru Trust Agreement, Mapstead Trust, created on April 16, 2002, Andrew B Conru, Lars Mapstead, Daniel Staton and Marc H. Bell, dated October 8, 2009(1)

4.66
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Senior Secured Notes due 2013(1)

4.67
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 11.5% Convertible Non-Cash Pay Secured Notes due 2014(1)

4.68
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Cash Pay Secured Notes due 2013(1)

4.69	Security and Pledge Agreement(1)
4.70	Second Lien Cash Pay Security and Pledge Agreement(1)
4.71	Form of Non-Cash Pay Secured Note, Series A, Due 2014 (filed with Exhibit 4.67)
4.72	Form of Non-Cash Pay Secured Note, Series B, Due 2014 (filed with Exhibit 4.67)
4.73
Supplemental Indenture, dated as of March 27, 2012, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Senior Secured Notes due 2013(4)

4.74
Supplemental Indenture, dated as of March 27, 2012, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Cash Pay Secured Notes due 2013(4)

5.1	Opinion of Akerman Senterfitt* *

Exhibit Number	Description
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of Nevada law* *
5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of California law* *
10.1	Form of Indemnification Agreement between FriendFinder Networks Inc. and its Directors and Officers(1)
10.2	Amended and Restated Management Agreement, dated as of November 1, 2010, by and between the Company and Bell & Staton, Inc.(1)
10.3	Form of Employment Agreement, dated as of March , 2011, by and between FriendFinder Networks Inc. and Daniel C. Staton, effective upon closing of the Exchange Offering(1)
10.4	Form of Employment Agreement, dated as of March , 2011, by and between FriendFinder Networks Inc. and Marc H. Bell, effective upon closing of the Exchange Offering(1)
10.14	Independent Contractor Agreement dated September 21, 2007, by and between Hinok Media Inc. and Various, Inc.(1)
10.15	Amendment to Independent Contractor Agreement dated May 12, 2008, by and between Hinok Media Inc. and Various, Inc.(1)
10.16	Amendment No. 2 to Independent Contractor Agreement, Assignment and Limited Waiver dated October 8, 2009, by and between Hinok Media Inc., YouMu, Inc. and Various Inc.(1)
10.17	Amendment to Letter Agreement Dated October 8, 2009 by and among the Company, Andrew B. Conru Trust Agreement, Mapstead Trust and Messrs. Conru, Mapstead, Bell and Staton(1)
10.18	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Andrew B. Conru Trust Agreement dated October 27, 2010(1)
10.19	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Mapstead Trust dated October 27, 2010(1)
10.21	Employee Proprietary Information Agreement dated September 21, 2007, by and between Andrew B. Conru and Various, Inc.(1)
10.22	Independent Contractor Agreement dated September 21, 2007, by and between Legendary Technology Inc. and Various, Inc.(1)
10.23	Amendment No. 1 to Independent Contractor Agreement dated October 8, 2009, by and between Legendary Technology Inc. and Various, Inc.(1)
10.24	Employee Proprietary Information Agreement dated September 21, 2007, by and between Lars Mapstead and Various, Inc.(1)
10.28	Second Amended and Restated Employment Offer, Dated April 1, 2010, by and between the Company and Ezra Shashoua (1)
10.29	Form of Employment Agreement, dated as of March 14, 2011, by and between FriendFinder Networks Inc. and Anthony Previte(1)
10.30	Employment Agreement, effective as of January 1, 2011, by and between the Company and Robert Brackett(1)
10.33	Employee Proprietary Information Agreement dated November 9, 2007, by and between Various, Inc. and Robert Brackett(1)
10.35	Fourth Amendment to Lease, Dated November 1, 2010, by and between 6800 Broken Sound LLC and FriendFinder Networks Inc.(1)
10.36	Lease dated May 6, 2008 by and between 20 Broad Company LLC and Penthouse Media Group Inc.(1)
10.37	Lease dated April 24, 2009 by and between NBP Partners I, LLC and Steamray Studios, Inc.(1)
10.43	Lease dated May 9, 2008, between Batton Associates, LLC, Lessor and Various, Inc., Lessee(1)
10.44	Commercial Lease Agreement dated December 14, 2009 by and between Escondido Partners II, LLC and Steamray Inc.(1)

Exhibit Number	Description
10.45	Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan(1)
10.46	Form of FriendFinder Networks Inc. Stock Option Agreement for Employees(1)
10.47	Form of FriendFinder Networks Inc. Stock Option Agreement Non-ISO(1)
10.48	Form of FriendFinder Networks Inc. Stock Option Agreement for Directors(1)
10.49	Form of FriendFinder Networks Inc. Stock Option Agreement for Consultants(1)
10.50	Form of FriendFinder Networks Inc. Stock Option Agreement for Board Consultants(1)
10.51	FriendFinder Networks Inc. 2009 Restricted Stock Plan(1)
10.52	Form of FriendFinder Networks Inc. 2009 Restricted Stock Plan Restricted Stock Grant Agreement(1)
10.53	Agreement, dated as of December 17, 2009, by and between Daniel C. Staton and FriendFinder Networks Inc.(1)
10.54	Agreement, dated as of December 17, 2009, by and between Marc H. Bell and FriendFinder Networks Inc.(1)
10.55	Agreement, dated as of December 17, 2009, by and between Andrew B. Conru Trust Agreement and FriendFinder Networks Inc.(1)
10.56	Agreement, dated as of December 17, 2009, by and between Mapstead Trust, created on April 16, 2002 and FriendFinder Networks Inc.(1)
10.57	Equity Put Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., the Shareholders and Anthony R. Bobulinski, in his capacity as the Shareholders’ representative.(2)
10.58	Registration Rights Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., Global Investment Ventures LLC and Anthony R. Bobulinski(2)
10.59	Employment Agreement, dated as of November 18, 2011, between FriendFinder Networks Inc., Various, Inc. and Ezra Shashoua.(3)
12.1	Statement re Computation of Ratios***
21.1	List of Subsidiaries (4)
23.1	Consent of EisnerAmper LLP*
23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1)* *
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)* *
23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3)* *
24.1	Powers of Attorney (included on signature pages)*** *

*	Filed herewith.

* *	Filed with Amendment No. 2 to the registration statement on Form S-1 (File No. 333-177360) on December 16, 2011.

* **	Filed with Amendment No. 1 to the registration statement on Form S-1 (File No. 333-177360) on November 23, 2011.

* ***	Filed with the registration statement on Form S-1 (File No. 333-177360) on October 18, 2011.

(1)	Incorporated by reference to the exhibit with the corresponding number filed with the Form S-1(File No. 333-156414) or any of the amendments filed thereto.

(2)	Incorporated by reference to Exhibits 2.1, 10.1 and 10.2 filed with the Form 8-K on September 12, 2011.

(3)	Incorporated by reference to Exhibit 10.1 filed with the Form 8-K on November 22, 2011.

(4)	Incorporated by reference to the corresponding Exhibit filed with the Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 29, 2012.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FRIENDFINDER NETWORKS INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Chairman of the Board	April 3, 2012

*/s/ Barry W. Florescue Barry W. Florescue	Director	April 3, 2012

*/s/ Robert B. Bell Robert B. Bell	Director	April 3, 2012

*/s/ James LaChance James LaChance	Director	April 3, 2012

*/s/ Jason Smith Jason Smith	Director	April 3, 2012

*/s/ Toby E. Lazarus Toby E. Lazarus	Director	April 3, 2012

Donald A. Johnson	Director	April , 2012

Steven Rattner	Director	April , 2012

Kai Shing Tao	Director	April , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

INTERACTIVE NETWORK, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

ARGUS PAYMENTS INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, Chief Operating Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, Chief Operating Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer, Secretary, Treasurer & Director (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

BIG ISLAND TECHNOLOGY GROUP, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

BLUE HEN GROUP INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/ s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

CONFIRM ID, INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

DANNI ASHE, INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FASTCUPID, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FIERCE WOMBAT GAMES INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s / Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FLASH JIGO CORP.
By:	*/s/ Anthony R. Bobulinski
Name: Anthony R. Bobulinski
Title: President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony R. Bobulinski Anthony R. Bobulinski	President & Sole Director (Principal Executive Officer)	April 3, 2012

* /s/ Matt Brennan Matt Brennan	Treasurer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FRIENDFINDER CALIFORNIA INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/ s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FRIENDFINDER VENTURES INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

FRNK TECHNOLOGY GROUP
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GENERAL MEDIA ART HOLDING, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GENERAL MEDIA COMMUNICATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GENERAL MEDIA ENTERTAINMENT, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GLOBAL ALPHABET, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GMCI INTERNET OPERATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

GMI ON-LINE VENTURES, LTD.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

MAGNOLIA BLOSSOM INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

MEDLEY.COM INCORPORATED
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

NAFT NEWS CORPORATION
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PENTHOUSE IMAGES ACQUISITIONS, LTD.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PERFECTMATCH INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PLAYTIME GAMING INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PMGI HOLDINGS INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PPM TECHNOLOGY GROUP, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

SHARKFISH, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

SNAPSHOT PRODUCTIONS, LLC
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Manager & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Manager & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

STREAMRAY INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

STREAMRAY STUDIOS INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

TAN DOOR MEDIA INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

TRAFFIC CAT, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

TRANSBLOOM, INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

VARIOUS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

*/s/ Robert Brackett Robert Brackett	President (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

VIDEO BLISS, INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

WEST COAST FACILITIES INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s Ezra Shashoua / Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 3, 2012 .

XVHUB GROUP INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 3, 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 3, 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 3, 2012

*/s/ Ezra Shashoua Attorney-in-fact